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   As filed with the Securities and Exchange Commission on February 19, 2004
                                                  Registration No. 333-

===============================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             PULASKI FINANCIAL CORP.
             (exact name of registrant as specified in its charter)

           MISSOURI                                             43-1816913
  (state or other jurisdiction                                (IRS Employer
of incorporation or organization)                           Identification No.)

                              12300 OLIVE BOULEVARD
                            ST. LOUIS, MISSOURI 63141
                                 (314) 878-2210
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                 PULASKI FINANCIAL CORP. 2002 STOCK OPTION PLAN
               PULASKI FINANCIAL CORP. DEFERRED COMPENSATION PLAN

                            (Full Title of the Plan)
                            ------------------------
WILLIAM A. DONIUS                                 COPIES TO:
PRESIDENT, CHIEF EXECUTIVE OFFICER                PAUL M. AGUGGIA, ESQ.
AND DIRECTOR                                      ERIC S. KRACOV, ESQ.
PULASKI FINANCIAL CORP.                           MULDOON MURPHY & FAUCETTE LLP
12300 OLIVE BOULEVARD                             5101 WISCONSIN AVENUE, N.W.
ST. LOUIS, MISSOURI 63141                         WASHINGTON, DC 20016
(314) 878-2210                                    (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                      1933, check the following box. / X /
                                                     ----

=============================== ================== ======================= ======================= =================
                                                      Proposed Maximum        Proposed Maximum        Amount of
           Title of               Amount to be       Offering Price Per      Aggregate Offering      Registration
 Securities to be Registered     Registered (1)            Share                  Price(4)               Fee
------------------------------- ------------------ ----------------------- ----------------------- -----------------
         Common Stock           150,000 Shares(2)           $19.09(4)                $2,863,500           $363
        $.01 par Value
------------------------------- ------------------ ----------------------- ----------------------- -----------------
         Common Stock           250,000 Shares(3)           $19.09(4)                $4,772,500           $605
        $.01 par Value
=============================== ================== ======================= ======================= =================


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Pulaski Financial Corp. Deferred Compensation Plan and the Pulaski Financial Corp. 2002 Stock Option Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Pulaski Financial Corp. pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares currently reserved or available for issuance as options pursuant to the Pulaski Financial Corp. 2002 Stock Option Plan.
(3) Represents the number of additional shares reserved under the Pulaski Financial Corp. Deferred Compensation Plan.
(4) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $19.09 based upon the average trading price of the common stock, $.01 par value per share (the "Common Stock"), of Pulaski Financial Corp. (the "Registrant"), as reported on the Nasdaq System on February 18, 2004.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                                EXPLANATORY NOTE

     The contents of the previously filed Registration Statement for Pulaski Financial Corp. dated March 15, 2002 (Registration No. 333-84392), are hereby incorporated by reference. This registration statement is being filed to register 150,000 additional shares of Pulaski Financial Corp. common stock for the Pulaski Financial Corp. 2002 Stock Option Plan and 250,000 additional shares of Pulaski Financial Corp. common stock for the Pulaski Financial Corp.
Deferred Compensation Plan.

Item 8.   Exhibits
------

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

          No.                  Exhibit
          ---                  -------

          5 Opinion of Muldoon Murphy & Faucette LLP, Washington, D.C., as to the legality of the common stock registered hereby.

          10.1        Pulaski Financial Corp. 2002 Stock Option Plan (1)

          10.2        Pulaski Financial Corp. Deferred Compensation Plan (2)

          23.0        Consent of Muldoon Murphy & Faucette LLP (see Exhibit 5)

          23.1        Consent of KPMG LLP

          23.2        Consent of Ernst & Young LLP

          24          Power of attorney (see signature pages)

----------------------------
(1) Incorporated herein by reference from Exhibit A to the Proxy Statement on Form DEF 14A (SEC File No. 000-24571) filed with the SEC on December
      17, 2001.
(2) Incorporated herein by reference from Exhibit 10.5 to the Annual Report on Form 10-K (SEC File No. 000-24571) filed with the SEC on December 29, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pulaski Financial Corp. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on February 11, 2004.

                                       PULASKI FINANCIAL CORP.


                                       By:  /s/ William A. Donius
                                            ----------------------------------
                                            William A. Donius
                                            President, Chief Executive Officer
                                            and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William A. Donius and Ramsey K. Hamadi as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      NAME                         TITLE                           DATE


/s/ William A. Donius     President, Chief Executive         February 11, 2004
------------------------  Officer and Director
William A. Donius         (principal executive officer)



/s/ Ramsey K. Hamadi      Chief Financial Officer            February 11, 2004
------------------------  (principal financial and
Ramsey K. Hamadi          accounting officer)



                          Director
------------------------
E. Douglas Britt



                          Director
------------------------
William M. Corrigan, Jr.

/s/ Robert A. Ebel             Director                     February 11, 2004
----------------------------
Robert A. Ebel


/s/ Timothy K. Reeves           Director                    February 11, 2004
---------------------------
Timothy K. Reeves


/s/ Christopher K. Reichert    Director                     February 11, 2004
---------------------------
Christopher K. Reichert